Exhibit 3

Bogotá D.C., October 28, 2014

Republic of Colombia

Ministry of Finance and Public Credit

Carrera 8, No. 6C-38, Piso 1

Bogotá D.C., Colombia

Ladies and Gentlemen:

In my capacity as Head of the Legal Affairs Group of the General Directorate of Public Credit and National Treasury of the Ministry of Finance and Public Credit of the Republic of Colombia (the “Republic”), and in connection with the Republic’s offering, pursuant to its registration statement under Schedule B of the United States Securities Act of 1933, as amended (the “Securities Act”), filed by the Republic with the United States Securities and Exchange Commission (the “Commission”) on December 16, 2011 (Registration Statement No. 333-178546), as amended (the “Registration Statement”), of U.S.$500,000,000 aggregate principal amount of the Republic’s 4.000% Global Bonds due 2024 and U.S.$500,000,000 aggregate principal amount of the Republic’s 5.625% Global Bonds due 2044 (collectively, the “Securities”), I have reviewed the following documents:

(i)       the Registration Statement and the related Prospectus dated December 20, 2011 included in the Registration Statement most recently filed with the Commission, as supplemented by the Prospectus Supplement dated October 21, 2014 relating to the Securities, as filed with the Commission pursuant to Rule 424(b)(5) under the Securities Act;

(ii)      an executed copy of the Fiscal Agency Agreement dated as of September 28, 1994, as amended by Amendment No. 1 thereto dated as of January 21, 2004 (as amended, the “Fiscal Agency Agreement”), between the Republic and The Bank of New York Mellon (as successor to JPMorgan Chase Bank, N.A.);

(iii)     the global Securities dated October 28, 2014 in the aggregate principal amount of U.S.$1,000,000,000, executed by the Republic;

(iv)     an executed copy of the Authorization Certificate dated October 28, 2014 pursuant to which the terms of the Securities were established;

(v)      all relevant provisions of the Constitution of the Republic and the following acts, laws and decrees of the Republic, under which the issuance of the Securities has been authorized:

(a)      Law 80 of October 28, 1993 (a translation of which has been filed as part of Exhibit F to the Republic’s Registration Statement No. 333-13172 and incorporated herein by reference);

(b)      Law 533 of November 11, 1999 (a translation of which has been filed as part of Exhibit F to the Republic’s Registration Statement No. 333-13172 and incorporated herein by reference);

(c)      Law 185 of January 27, 1995 (a translation of which has been filed as part of Exhibit F to the Republic’s Registration Statement No. 333-13172 and incorporated herein by reference);

(d)      Law 781 of December 20, 2002 (a translation of which has been filed as part of Exhibit F to the Republic’s Registration Statement No. 333-109215 and incorporated herein by reference); and

(e)      Decree No. 2681 of December 29, 1993 (a translation of which has been filed as part of Exhibit F to the Republic’s Registration Statement No. 333-13172 and incorporated herein by reference);

(f)      Law 1366 of December 21, 2009 (a translation of which has been filed as part of Exhibit 3 to Amendment No. 2 to the Republic’s 2008 Annual Report on Form 18-K and incorporated herein by reference);

(g)      Law 1624 of April 29, 2013 (a translation of which has been filed as part of Exhibit 3 to Amendment No. 1 to the Republic’s 2012 Annual Report on Form 18-K and incorporated herein by reference);

(h)      Approval No. 3781 dated November 8, 2013 of the Consejo Nacional de Política Económica y Social (“CONPES”) (a translation of which has been filed as part of Exhibit 3 to Amendment No. 2 to the Republic’s 2012 Annual Report on Form 18-K and incorporated herein by reference); and

(i)      Act of the Comisión Interparlamentaria de Crédito Público adopted at its meeting held on November 27, 2013 (a translation of which has been filed as part of Exhibit 3 to Amendment No. 2 to the Republic’s 2012 Annual Report on Form 18-K and incorporated herein by reference); and

(vi)       the following additional actions under which the issuance of the Securities has been authorized:

(a)      Resolution No. 3727 of October 20, 2014, of the Ministry of Finance and Public Credit (a translation of which is attached as Exhibit A hereto); and

(b)      External Resolution No. 8 of August 29, 2014 issued by the Board of Directors of the Central Bank of Colombia (a translation of which is attached as Exhibit B hereto).

It is my opinion that under and with respect to the present laws of the Republic, the Securities have been duly authorized, executed and delivered by the Republic and, assuming due authentication thereof pursuant to the Fiscal Agency Agreement, constitute valid and legally binding obligations of the Republic.

I hereby consent to the filing of this opinion as an exhibit to the Republic’s Amendment No. 1 to its Annual Report on Form 18-K for its Fiscal Year ended December 31, 2013 and to the use of the name of the Head of the Legal Affairs Group of the General Directorate of Public Credit and National Treasury of the Ministry of Finance and Public Credit of the Republic under the caption “Validity of the Securities” in the Prospectus and under the heading “General Information—Validity of the Bonds” in the Prospectus Supplement referred to above. In giving the foregoing consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

No opinion is expressed as to any law of any jurisdiction other than Colombia. With respect to the opinion set forth above, my opinion is limited to the laws of Colombia. This opinion is specific as to the transactions and the documents referred to herein and is based upon the law as of the date hereof. My opinion is limited to that expressly set forth herein, and I express no opinions by implication.

Very truly yours,

/s/ Pablo Cárdenas Rey

PABLO CÁRDENAS REY
Head of the Legal Affairs Group of the General Directorate of Public Credit and National Treasury of the Ministry of Finance and Public Credit of the Republic of Colombia

Exhibit A

Ministry of Finance

and Public Credit

Resolution 3727

OCTOBER 20, 2014

Whereby the Nation is authorized to issue, subscribe and place external public debt securities in the international capital markets, up to the sum of ONE BILLION

U.S. DOLLARS (US$1,000,000,000), or its equivalent in other currency;

and other provisions are decreed.

THE MINISTRY OF FINANCE AND PUBLIC CREDIT

Exercising its statutory powers,

particularly the powers conferred by

Article 19, Decree 2681, 1993

WHEREAS

Article 3, Decree 2681 of 1993 authorizes State entities to carry out public credit transactions, including, among others: issuance, subscription and placement of public debt securities;

Article 10, Law 533 of 1999, states that public debt securities are documents and securities with a credit content, and a maturity date, issued by State entities;

Article 19, Decree 2681, of 1993, states that the issuance and placement of public debt securities on behalf of the Nation requires an authorization given by a Ministry of Finance and Public Credit Resolution. The authorization may be given once a favorable opinion has been received from the Consejo Nacional de Política Económica y Social – CONPES – and the Comisión Interparlamentaria de Crédito Público, and if it is about foreign public debt securities with a maturity date over 1 year;

Article 24, Law 185 of 1995, states that for all purposes established under Law 80 of 1993, Article 41, Paragraph 2, Sub-paragraph 5, the Comisión Interparlamentaria de Crédito Público shall issue a preliminary opinion to start formalities with regard to any public credit transactions, and a final opinion to execute the transactions. However, the Comisión Interparlamentaria de Crédito Público shall only issue its opinion once with regard to the issuance, subscription and placement of bonds and securities;

Ministry of Finance and Public Credit
Resolution No. 3727	OCTOBER 20, 2014	Page 2 of 4

Whereby the Nation is authorized to issue, subscribe and place external public debt securities in the international capital markets, up to the sum of ONE BILLION U.S. DOLLARS (US$1,000,000,000), or its equivalent in other currency; and other provisions are decreed.

According to CONPES Document 3734, dated November 23, 2012, the Consejo Nacional de Política Económica y Social - CONPES - issued a favorable opinion for the nation to negotiate external public credit transactions to prefinance and/or finance budget allocations for 2013 and 2014 for up to US$3 billion, or its equivalent in other currencies;

Based on the favorable opinion proffered by the aforementioned Consejo Nacional de Política Económica y Social - CONPES, by Resolution No. 0131 dated January 21, 2013, the Nation issued foreign public debt securities in international capital markets for the sum of ONE BILLION U.S. DOLLARS (US$1,000,000,000); and by Resolution No. 3080 dated September 19, 2013, the Nation issued external public debt securities in the international capital markets for the sum of ONE BILLION SIX HUNDRED MILLION US DOLLARS (US$1,600,000,000). Thus, there was an authorized and unused remaining quota of FOUR HUNDRED MILLION US DOLLARS (US$400,000,000), or its equivalent in other currencies;

Under CONPES Document 3781 dated November 8, 2013, the Consejo Nacional de Política Económica y Social – CONPES issued a favorable opinion for the Nation to negotiate transactions related to foreign public credit, to prefinance and/or finance budgetary appropriations for the years 2014 and 2015, for up to THREE BILLION US DOLLARS (US$3,000,000,000), or its equivalent in other currencies;

Based on the aforementioned favorable opinions proffered by the Consejo Nacional de Política Económica y Social - CONPES (CONPES 3734, dated November 23, 2012 and CONPES 3781 dated November 8, 2013), by Resolution No. 0122 dated January 20, 2014, the Nation issued foreign public debt securities in the international capital markets for up to TWO BILLION US DOLLARS (US$2,000,000,000);

As a result of the transaction in the previous paragraph, the FOUR HUNDRED MILLION U.S. DOLLARS (US$400,000,000), or its equivalent in other currencies resulting from CONPES 3734 document dated November 23, 2012 was totally used up, with only an unused and authorized remaining quota of ONE BILLION FOUR HUNDRED MILLION US DOLLARS (US$1,400,000,000), or its equivalent in other currencies;

In a November 27, 2013 session, the Consejo Nacional de Política Económica y Social - CONPES, issued a favorable opinion to the Nation and the Ministry of Finance and Public Credit, for the issuance of foreign bonds for up to THREE BILLION US DOLLARS (US$3,000,000,000), or its equivalent in foreign currency, to prefinance and/or finance budgetary appropriations for the years 2014 and 2015;

Based on a favorable opinion proffered by the Consejo Nacional de Política Económica y Social - CONPES, by Resolution No. 0122 dated January 20, 2014, the Nation issued foreign public debt securities in the international capital markets for the sum of TWO BILLION US DOLLARS (US$2,000,000,000), thus there is an authorized, unused remaining quota of ONE BILLION U.S. DOLLARS (US$1,000,000,000);

Ministry of Finance and Public Credit

Resolution No. 3727	OCTOBER 20, 2014	Page 3 of 4

Whereby the Nation is authorized to issue, subscribe and place external public debt securities in the international capital markets, up to the sum of ONE BILLION U.S. DOLLARS (US$1,000,000,000), or its equivalent in other currency; and other provisions are decreed.

According to the provision in Law 31 of 1992, Article 16, Paragraphs c) and h), by External Resolution No. 8, dated August 29, 2014, the Board of Directors of Central Bank established the financial terms to which the Nation shall be subject in order to place foreign public debt securities, which will fund budgetary appropriations for the year 2015, in international capital markets;

RESOLVES

Article 1. Issuance Authorization. Authorizes the Nation to issue, subscribe, and place foreign public debt securities in international capital markets for a sum of up to ONE BILLION US DOLLARS (US$1,000,000,000), or its equivalent in other currency, intended to prefinance the budgetary appropriations for the Fiscal Year 2015;

Article 2. Characteristics, Terms and Conditions. The aforementioned foreign public debt securities shall have the following characteristics, terms and conditions:

Redemption Period:	Over two (2) years, depending on the market to be accessed;

Interest Rate:	Fixed or variable, based on market conditions on the date of placement, subject to the limitations established by the Board of Directors of Banco de la República.

Other expenses and commissions:	Market standard for this type of transaction.

Article 3. Remaining terms and conditions. The other terms, conditions and characteristics of the issuance authorized in this Resolution shall be established by the General Directorate of Public Credit and National Treasury of the Ministry of Finance and Public Credit.

Article 4. Authorization for related transactions. Authorize the Nation to carry out all related transactions described in Article 1 herein.

Article 5. Taxes. In accordance with the provisions in Article 7, Law 488 of 1998, payment of principal, interests, commissions and other payments related to foreign public credit transactions shall be exempt of any national tax, duties, contributions and levies when made to persons who are not resident in this country.

Article 6. Other norms. The Nation - the Ministry of Finance and Public Credit, shall comply with all other applicable standards, in particular External Resolution No. 8 of 2000, from the Board of Directors of the Banco de la República, and other norms that may modify it.

Ministry of Finance and Public Credit

Resolution No. 3727	OCTOBER 20, 2014	Page 4 of 4

Whereby the Nation is authorized to issue, subscribe and place external public debt securities in the international capital markets, up to the sum of ONE BILLION U.S. DOLLARS (US$1,000,000,000), or its equivalent in other currency; and other provisions are decreed.

Article 7. Validity and publication. The present Resolution shall be valid from the date of its publication in the Official Journal. It is understood that the requirement was met through the instruction given by the Director General of Public Credit and National Treasury, Ministry of Finance and Public Credit, as provided under Law 185 of 1995, Article 18.

LET IT BE PUBLISHED, NOTIFIED AND EXECUTED

Bogotá, D.C. on

MINISTER OF FINANCE AND PUBLIC CREDIT

[Signed]

MAURICIO CÁRDENAS SANTAMARÍA

APPROVED: Cristhian Prado / Pablo Cárdenas

PRODUCED: Juliana López

DEPARTMENT: Sub-Directorate, External Financing

Exhibit B

CENTRAL BANK

EXTERNAL RESOLUTION No. 8, 2014

(August 29)

To establish the financial conditions that the Nation must comply with to place public debt securities in international capital markets.

THE BOARD OF DIRECTORS OF THE CENTRAL BANK

exercising their constitutional and legal powers, in particular the powers conferred by Law 31 of 1992, Article 16, Paragraphs c) and h)

DECIDES

Article 1. Subject to compliance with all the other requirements established by current norms, particularly with regard to budget and public credit, and in order to ensure that placement is done under market conditions, the securities issued and placed by the Nation in international capital markets, whose funds are intended to finance budget allocations for fiscal year 2015, shall be subject to the following financial terms and conditions:

DEADLINE: Over two years, depending on the market.

INTEREST: Fixed or variable rate, depending on market conditions on the date of placement.

OTHER FEES AND CHARGES: Market standard for this type of transaction.

Paragraph. The Securities shall not be offered or placed if the above conditions are not met.

Article 2. Within ten days of the date of each issuance, the Ministry shall notify the Central Bank about the results of the placement referred to in this resolution.

Article 3. This Resolution shall be valid from the date of publication.

Given in Bogotá, D.C., as of August 29, 2014.

[Signed]	[Signed]
MAURICIO CÁRDENAS SANTAMARÍA	ALBERTO BOADA ORTÍZ
President	Secretary